Exhibit 99.1

For further information:

George Relan

Vice President of Corporate Development

(518) 533-2220

grelan@mechtech.com

MTI REPORTS FIRST QUARTER 2007 RESULTS

Albany, N.Y., May 9, 2007 -- Mechanical Technology Incorporated (NASDAQ:MKTY) today reports financial results for its first quarter ended March 31, 2007.

Mechanical Technology Incorporated (MTI or the Company) will host a conference call and webcast today at 10:30 a.m. (ET). The dial-in phone number for the conference call is (888) 396-2356 or international (617) 847-8709.  There will be a simultaneous webcast which can be heard by logging onto MTI's Web site at http://www.mechtech.com. A replay of the conference call will be available within 24 hours on the Web site or via phone by dialing (888) 286-8010 or international (617) 801-6888 and, when prompted, entering pin code number 41623579.

First Quarter Financial Results

For the three months ended March 31, 2007, the Company reported a net loss of $3,156 thousand, or $(0.08) per diluted share, on revenues of $2,316 thousand.  Revenues included $1,701 thousand in product revenue generated by the Company's subsidiary, MTI Instruments and $615 thousand in funded research and development ("R&D") revenues generated by the Company's MTI Micro subsidiary.  This compares with a net loss of $3,431 thousand, or $(0.11) per diluted share, on revenues of $1,558 thousand - $1,513 thousand generated by MTI Instruments and $45 thousand generated by MTI Micro - for the same period of 2006.  The $188 thousand, or 12.4% increase in MTI Instruments revenue is primarily the result of dimensional gauging product sales, which have increased $111 thousand compared to a similar period last year ($1,029 thousand in 2007 versus $918 thousand in 2006), led by capacitance sales to our Japanese distributor. Increases were also recorded in semiconductor revenues totaling $135 thousand while aviation product sales decreased by $62 thousand, on lower governmental business. There was also a $570 thousand increase in funded R&D revenue at MTI Micro primarily due to the recognition of $418 thousand in revenue from the SAFT contract, which had been deferred until the deliverables had been accepted by the customer, along with $194 thousand of revenue from a strategic alliance agreement.

Operating loss for the first quarter of 2007 decreased by $101 thousand, to $4,500 thousand compared to $4,601 thousand for the same period in 2006. This increase includes positive and negative revenue and expense changes. These changes include increased costs for research and product development expenses totaling $1,062 thousand, reflecting increased internal costs for the development of micro fuel cell systems and costs in connection with developing certain tooling capabilities to advance the development of fuel cell components and developing prototypes and product intent prototypes; increased funded R&D revenues of $570 thousand; and cost savings in selling, general and administrative expenses (SG&A) totaling $604 thousand - primarily reflecting savings attributable to reduced employee costs, fee savings realized from a 2006 renegotiation of an intellectual property license, and increased wages charged to internal research activities, partially offset by severance costs accrued as a result of the March 2007 workforce reduction in connection with the suspension of the MTI Micro high power development program.

Results for the first quarter of 2007 included no gains on the sale of securities available for sale while the comparable period in 2006 included a gain of $1,266 thousand. Further, the first quarter of 2007 results included a $969 thousand gain on derivatives while the comparable period for 2006 had no such gains.

For the quarter ended March 31, 2007, cash used in operations was $4,610 thousand while cash used for capital expenditures was $50 thousand.

See the attached financial highlights for the Company's First quarter ended March 31, 2007.

About MTI

MTI is primarily engaged in the development and commercialization of award winning Mobion® cord-free advanced portable power systems, through its subsidiary MTI MicroFuel Cells Inc. (MTI Micro). MTI Micro has a world-class team of entrepreneurial business executives, researchers and scientists; a proprietary direct methanol micro fuel cell power system and a number of system prototypes demonstrating size reductions and performance improvements; and significant related intellectual property. MTI Micro has received government awards and developed strategic partnerships to facilitate efforts to achieve commercialization. MTI is also engaged in the design, manufacture, and sale of high-performance test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. For more information about the Company please visit www.mechtech.com.

(Financial Table Attached)

 # # #

Statements in this press release which are not historical fact including statements regarding management's intentions, hopes, goals, beliefs, expectations, projections, plans, anticipation, outlook or predictions of the future are forward looking statements.  Such statements include, among others, estimates of cash needs and sources; our ability to meet cash needs in the future; MTI Micro's plans under its strategic alliance agreements with its fuel refill partner and its consumer OEM; future prospects and applications for fuel cell systems; MTI's, MTI Micro's and MTI Instruments' future business prospects, technology and performance; MTII's sales dependence on a small number of customers; MTII's ability to achieve revenue growth; the importance of any relationship MTII has with Koyo or any other distribution partner and the fulfillment of orders to Koyo or any other distribution partner; MTI Micro's ability to implement its plan to suspend the high power program; the market potential for and progress MTI Micro is making in developing its Mobion fuel cells; the significance of any contracts or grants that MTI Micro received or may receive; the timing or success of market entry by MTI Micro, including the refocusing on the low power consumer market; MTII's and MTI Micro's ability to meet its stated milestones on time, if at all; MTI, MTI Micro's and MTI Instruments' ability to increase or maintain sales into commercial, military and other governmental markets; the importance of any relationships we may have, and our ability to maintain those relationships going forward; MTI Micro's ability to produce products or prototypes consistent with any announced specifications or customer requirements, if at all; and the importance of any patents or codes and standards.  All forward-looking statements are made as of today, and MTI disclaims any duty to update such statements.  It is important to note that the Company's actual results could differ materially from those projected in forward-looking statements.  Factors that could cause the anticipated results not to occur include, among others, risks related to financing; uncertainties in development, manufacturing, competition and consumer demand for DMFCs; Gillette's ability to terminate its agreements with MTI Micro prior to commercialization of DMFCs; Samsung's ability to terminate its agreement with MTI Micro; and the risk factors listed from time to time in the Company's SEC reports including but not limited to, the annual report on Form 10-K and Quarterly Reports on Form 10-Q.

Financial Highlights
Balance Sheet Data:
(Dollars in Thousands)
	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$9,885	$14,545
Securities available for sale	8,184	10,075
Accounts receivable	1,328	1,613
Inventories, net	1,203	1,216
Prepaid expenses and other current assets	775	442
Total Current Assets	21,375	27,891

Long Term Assets:
Property, plant and equipment, net	2,683	2,926
Deferred income taxes	2,252	2,994
Total Assets	$26,310	$33,811

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$ 462	$ 651
Accrued liabilities	2,466	2,470
Deferred revenue	254	866
Income taxes payable	14	90
Deferred income taxes	2,252	2,994
Total Current Liabilities	5,448	7,071

Long-Term Liabilities:
Uncertain tax position liability	188	-
Derivative liability	2,695	3,664
Total Liabilities	8,331	10,735

Minority interests	140	205

Shareholders' Equity	17,839	22,871
Total Liabilities and Shareholders' Equity	$26,310	$33,811

Statements of Operations Data:
(Dollars in Thousands, Except per Share Data)

	Three Months Ended
	March 31, 2007	March 31, 2006
	(Unaudited)	(Unaudited)
Revenues:
Product revenue	$ 1,701	$ 1,513
Funded research and development revenue	615	45
Total revenues	2,316	1,558
Operating costs and expenses:
Cost of product revenue	738	539
Research and product development expenses:
Funded research and product development	224	210
Unfunded research and product development	3,398	2,350
Total research and product development expenses	3,622	2,560
Selling, general and administrative expenses	2,456	3,060
Operating loss	(4,500)	(4,601)
Gain on derivatives	969	-
Gain on sale of securities available for sale, net	-	1,266
Other income, net	141	71
Loss before income taxes and minority interests	(3,390)	(3,264)
Income tax (expense)	(11)	(569)
Minority interests in losses of consolidated subsidiary	245	402
Net loss	$ (3,156)	$ (3,431)

Loss per Share (Basic and Diluted):
Loss per share	$ (0.08)	$ (0.11)

Statements of Cash Flows Data:
(Dollars in Thousands)

	Three Months Ended
	March 31, 2007	March 31, 2006
	(Unaudited)	(Unaudited)
Net cash used by operating activities	$ (4,610)	$ (3,387)
Purchases of property, plant and equipment	(50)	(262)
Net cash (used) provided by investing activities	(50)	1,545
Net cash provided by financing activities	-	266
Decrease in cash and cash equivalents	(4,660)	(1,576)
Cash and cash equivalents - beginning of period	14,545	11,230
Cash and cash equivalents - end of period	9,885	9,654
	As of
Other Information:	March. 31, 2007	Dec. 31, 2006

Shares held:

Plug Power Inc.	2,589,936	2,589,936